UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 26, 2023
Date of Report (Date of earliest event reported)

Red River Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-38888	72-1412058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 Centre Court Drive, Suite 501, Alexandria, Louisiana		71301
(Address of Principal Executive Offices)		(Zip Code)
(318) 561-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain     Officers; Compensatory Arrangements of Certain Officers
(d) As previously reported, on February 24, 2022, Michael D. Crowell was appointed to the board of directors (the “Board”) of Red River Bancshares, Inc. At the time of the filing of the original report, Mr. Crowell had not been appointed to any committee of the Board. This amendment is being filed to report that on January 26, 2023, the Board appointed Mr. Crowell to its Nominating and Corporate Governance Committee.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated: January 27, 2023

RED RIVER BANCSHARES, INC.

By:	/s/ Julia E. Callis
Julia E. Callis
Senior Vice President, General Counsel, and Corporate Secretary